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                               CLIFFORD CHANCE LLP
                            3326 China World Tower I
                           No. 1 Jianguomenwai Avenue
                        Chaoyang District, Beijing 100004
                                      China

                               September 25, 2003

BY EDGAR
United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

         RE: AsiaInfo Holdings, Inc.
                Form 10-Q Amendment

Ladies and Gentlemen:

         On behalf of AsiaInfo Holdings, Inc. (the "Company"), we transmit for filing under the Securities and Exchange Act of 1934, as amended, and pursuant to Regulation S-T thereunder, a definitive copy of a Form 10-Q Amendment (the "Amendment"). The Amendment is filed solely to update the certifications of the principal executive officer and the principal financial officer of the Company as required by the Commission's final rule that came into effect on August 14, 2003 regarding management's reports on internal control over financial reporting and certification of disclosure in Exchange Act periodic reports. The Amendment does not contain any other changes to the previously filed Form 10-Q for the period ended June 30, 2003.

         If you have any questions regarding the enclosed, please do not hesitate to contact the undersigned at (8610) 6505 9018.

                                                     Sincerely,

                                                     /s/ Chen Dafei
                                                     ------------------------
                                                     Chen Dafei

Enclosure